                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
                                                         [ ]  Confidential, for Use of the Commission
         Check the appropriate box:                           only (as permitted by Rule 14a-6(e)(2))
         [ ]  Preliminary Proxy Statement
         [X]  Definitive Proxy Statement
         [ ]  Definitive Additional Materials
         [ ]  Soliciting Material Pursuant to Rule
         14a-11(c) or Rule 14a-12

                     SULCUS HOSPITALITY TECHNOLOGIES CORP.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (check the appropriate box):

         [X]  No fee required
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1) Title of each class of securities to which transaction applies:
                 Not Applicable
         (2)     Aggregate number of securities to which transaction applies:
                 Not Applicable
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                 Not Applicable
         (4)     Proposed maximum aggregate value of transaction:
                 Not Applicable
         (5)     Total fee paid:
                 Not Applicable
         [ ]     Fee paid previously with preliminary materials
                 Not Applicable
         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1)     Amount Previously Paid:
                 Not Applicable
         (2)     Form, Schedule or Registration Statement No.:
                 Not Applicable
         (3)     Filing Party:
                 Not Applicable
         (4)     Date Filed:
                 Not Applicable

LOGO
October 30, 1998

Dear Shareholder:

     The Annual Meeting of the Shareholders of our Company will be held at 10:00 a.m. on Tuesday, December 1, 1998, at the Westin William Penn Hotel, 530 William Penn Plaza, Pittsburgh, Pennsylvania. The enclosed Notice of Meeting, Proxy Statement and Annual Report contain detailed information about the business to be transacted at the Annual Meeting.

     The Board of Directors has nominated the two current directors whose term of office expires this year to continue to serve as directors. You are also being asked to ratify the selection of Crowe, Chizek and Company as the Company's independent auditors for 1998.

     On behalf of the Board of Directors and management, we cordially invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card at your earliest convenience so that your shares will be represented at the Annual Meeting. If you choose to attend the Annual Meeting, you may revoke your proxy and cast your votes in person.

Sincerely,

/s/ LEON D. HARRIS
Leon D. Harris
Chairman of the Board and
Chief Executive Officer

                                                                     SULCUS LOGO

                     SULCUS HOSPITALITY TECHNOLOGIES CORP.
                              41 NORTH MAIN STREET
                         GREENSBURG, PENNSYLVANIA 15601

      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 1, 1998

TO THE SHAREHOLDERS OF SULCUS HOSPITALITY TECHNOLOGIES CORP.:

     The Annual Meeting of the Shareholders of Sulcus Hospitality Technologies Corp. (the "Company") will be held at 10:00 a.m. on Tuesday, December 1, 1998, at the Westin William Penn Hotel, 530 William Penn Plaza, Pittsburgh, Pennsylvania, for the following purposes:

     1. To elect two Class I Directors to serve a three-year term to expire at the Company's 2001 Annual Meeting of Shareholders.

     2. To ratify the selection by the Board of Directors of Crowe, Chizek and Company as the Company's independent auditors for the year ending December 31, 1998.

     3. To act upon such other business as may properly come before the meeting or any adjournments thereof.

     The close of business on September 25, 1998 has been fixed as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          JOHN W. RYBA, Secretary
Greensburg, Pennsylvania
October 30, 1998

                             YOUR VOTE IS IMPORTANT

     PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND PERSONALLY CAST YOUR VOTES.

                     SULCUS HOSPITALITY TECHNOLOGIES CORP.
                              41 NORTH MAIN STREET
                         GREENSBURG, PENNSYLVANIA 15601

                                PROXY STATEMENT

PROXIES, SOLICITATION AND VOTING

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies in the accompanying form to be used at the Annual Meeting of Shareholders on December 1, 1998 (the "Annual Meeting"). Properly executed and dated proxies received will be voted in accordance with the instructions thereon. If no instructions are given with respect to the matters to be acted upon, the shares of Common Stock, no par value, of the Company ("Common Stock") represented by the proxy will be voted for (i) the election of the nominees for directors designated below and (ii) the ratification of the appointment of the auditors of the Company. This proxy soliciting material is being first mailed to Shareholders on or about October 30, 1998.

     A shareholder giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The revocation will not be effective until written notice thereof is given to the Secretary of the Company.

     The election of directors requires a plurality of votes cast; and the ratification of the appointment of Crowe, Chizek and Company as the Company's auditors requires the affirmative vote of a majority of votes cast at a meeting at which the holders of a majority of the outstanding shares of Common Stock are present in person or by proxy. Abstentions and broker non-votes will be included in determining the number of shares present at the Annual Meeting but will not be included in determining the number of votes cast.

     The cost of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

     As of September 25, 1998 (the "Record Date"), the Company had 17,084,150 shares of Common Stock outstanding and entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. When voting for the election of directors, no shareholder is entitled to vote his or her shares cumulatively.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Amended and Restated Articles of Incorporation and the By-Laws of the Company provide for a Board of Directors of not less than one nor more than nine members, to be determined from time to time by resolution of the Board. The Board is divided into three classes, with one Class elected each year for a term of three years.

     Currently the Board consists of six members, two Class I members with terms expiring at the 1998 Annual Meeting, two Class II members with terms expiring at the 1999 Annual Meeting and the remaining two Class III members with terms expiring at the 2000 Annual Meeting.

     If, for any reason, a nominee should be unable to serve as director at the time of the Annual Meeting, a contingency which is not expected to occur, the persons designated herein as proxies may not vote for the election of any other person not named herein as a nominee for election to the Board of Directors. The election of the nominees to the Board of Directors will be determined based on a plurality of votes cast provided the holders of a majority of all shares of the Common Stock entitled to notice of and to vote at the Annual Meeting are present by proxy or in person.

     The two nominees for directors set forth below, each of whom are currently Class I Directors, are proposed to be elected at the Annual Meeting to serve until the 2001 Annual Meeting of Shareholders. Set forth below is certain information with regard to the two nominees for election. The remaining four directors will continue to serve as members of the Board for the terms set forth below.

      NOMINEES FOR CLASS I DIRECTORS--EXPIRING AT THE 1998 ANNUAL MEETING

     David H. Adler, age 54, was appointed a Director of the Company in August 1993. Mr. Adler has been Chief Executive Officer and majority shareholder of a group of privately-owned companies since 1985, including the Adler Financial Group, a financial management company, David H. Adler Real Estate Enterprises and PEBECO (Pennsylvania Bedding Incorporated) of Scranton, Pennsylvania, a manufacturer of King Koil and other private labeled mattresses and sleep products.

     Michael Wager, age 47, was appointed a Director of the Company in April 1998. Since 1989, Mr. Wager has been a partner in the law firm of Benesch, Friedlander, Coplan & Aronoff LLP, legal counsel to the Company. He is also a director of Michael Anthony Jewelers, Inc. and American Speedy Printing Centers, Inc. and serves as a trustee of The Gateway Economic Development Corporation of Greater Cleveland. Mr. Wager is the son-in-law of Mr. Robert Gries.

            CLASS II DIRECTORS--EXPIRING AT THE 1999 ANNUAL MEETING

     David W. Berkus, age 57, was appointed a Director of the Company in August 1997. Since 1993, Mr. Berkus has been the Principal of Berkus Technology Ventures, a venture capital company that invests in software-based businesses. Prior to that, Mr. Berkus founded Computerized Lodging Systems, Inc.

     Christine Hughes, age 51, was appointed a Director of the Company in November 1997. Since 1996 Ms. Hughes has been Vice President of Marketing for Secure Computing Corporation, a leader in network security. Prior to Secure Computing, Ms. Hughes was Senior Vice President of Corporate Marketing for Novell, Inc. from 1994 to 1996. Before joining Novell, Ms. Hughes was Vice President of Integrated Marketing, U.S. Operations for Xerox Corporation.

            CLASS III DIRECTORS--EXPIRING AT THE 2000 ANNUAL MEETING

     Leon D. Harris, age 60, was appointed a Director of the Company in November 1996 and Chief Executive Officer on March 3, 1997. On October 13, 1997, Mr. Harris was elected Chairman of the Board of Directors. From August 1993 to March 1997, he was the President of Physalia Corporation, a consulting group functioning in the computer systems/technology market. From 1985 to 1993, Mr. Harris was President/CEO of Olivetti USA, the American subsidiary of Olivetti Group SpA, an Italian office equipment and systems company.

     Robert D. Gries, age 69, has been a Director of the Company since 1983 and was elected Vice Chairman of the Board on October 13, 1997. He was the Acting Chairman of the Board of Directors from March 3, 1997 to October 13, 1997. Since 1964, Mr. Gries has been President of the Gries Companies, which engages in venture capital financing. From 1966 to 1995 he was Vice President, director and a principal shareholder of the Cleveland Browns Football Company, Inc., a National Football League team. Mr. Gries is a director of Gries Financial Corp., a registered investment advisor. Mr. Gries is the father-in-law of Mr. Michael Wager.

BOARD OF DIRECTORS' AND COMMITTEE MEETINGS

     The Board of Directors met six (6) times during the year ended December 31, 1997. Each of the directors attended at least 75 percent of the aggregate number of Board of Directors' and Committee meetings of which he or she was a member during 1997, with the exception of Mr. Berkus and Ms. Hughes who were elected to the Board of Directors in August 1997 and November 1997, respectively. Mr. Wager was not a director during fiscal 1997.

     Nominating Committee. The Company did not have a Nominating Committee until October 13, 1997. The Nominating Committee's primary function is to advise the Board of Directors as to nominees for election thereto. The Nominating Committee did not meet during 1997. The current members of the Nominating Committee are Messrs. Gries and Harris.

     Compensation Committee. The Company did not have a Compensation Committee until October 13, 1997. The primary function of the Compensation Committee is to review the compensation arrangements of the Company's Chief Executive Officer. The Compensation Committee did not meet during 1997. The current members of the Compensation Committee are Ms. Hughes, and Messrs. Adler and Gries.

     Audit Committee. The Board of Directors has an Audit Committee which reviews financial and audit issues, the scope and plan of the annual audit, reviews the audit results and reports thereon, and makes recommendations regarding the Company's independent auditors and the Company's internal accounting practices and policies. The Company's Audit Committee sits for a term of one year. The Audit Committee, composed of directors who are not officers or employees of the Company ("Outside Directors"), is appointed each year following the Annual Meeting of the Shareholders. Messrs. Adler and Gries currently serve on the Audit Committee. The Audit Committee met two times during 1997.

     Stock Option Committee. The Company has a Stock Option Committee, the primary functions of which are to administer the Company's individual grants of stock options, and the Company's 1997 Employee Stock Purchase Plan and 1997 Long-Term Incentive Plan. The Stock Option Committee met two times during 1997. The current members of the Stock Option Committee are Messrs. Adler and Gries.

COMPENSATION OF DIRECTORS

     Outside Directors are reimbursed for their direct expenses incurred in attending a meeting. In addition, pursuant to the Company's Amended and Restated 1991 Stock Option Plan for Directors and the 1997 Non-Employee Directors' Stock Option Plan (the "Directors Plans"), the Company has reserved one million shares of its Common Stock for directors (excluding directors who are officers or employees) of the Company or any of its subsidiaries. A committee is charged with authority to administer the Directors Plans, to award options, determine the option exercise price (at a price not less than the fair market value of the Common Stock when granted) and fix the vesting schedule and other terms thereof. During fiscal year 1997, options to purchase 100,000 shares of Common Stock were awarded under the 1991 Directors Plan to each Outside Director, at an exercise price of $1.6875 per share, except for Ms. Hughes whose options were granted at an exercise price of $3.00. Options to purchase 25 percent of such shares vested immediately upon grant, with the remaining 75 percent vesting in 25 percent increments over the following three years. Also granted in 1997 were options to purchase 5,000 shares of Common Stock to each Outside Director, under the 1997 Non-Employee Director's Stock Option Plan. The exercise prices of such options are $3.1875 per share for Messrs. Gries, Adler and Berkus and $3.00 per share for Ms. Hughes. Options to purchase one-third of such shares vest one year from the date of grant, with the remaining two-thirds vesting in one-third increments over the following two years. Upon becoming a director in April 1998, Mr. Wager received options to purchase 100,000 shares of Common Stock at an exercise price of $1.6875 per share.

                                   PROPOSAL 2

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed Crowe, Chizek and Company as independent auditors to examine the financial statements of the Company for the fiscal year ending December 31, 1998, and directed that such appointment be submitted for ratification by the Shareholders at the Annual Meeting.

     The affirmative vote of the majority of the shares represented at the Annual Meeting and entitled to vote is required for ratification. Management recommends the appointment of Crowe, Chizek and Company be ratified by the Shareholders.

     Representatives of Crowe, Chizek and Company are expected to be present at the Annual Meeting. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

                               EXECUTIVE OFFICERS

     Information concerning the current executive officers of the Company is furnished in the Company's Annual Report on Form 10-K/A No. 1.

                             EXECUTIVE COMPENSATION

     The following tables reflect the compensation paid by the Company during fiscal years 1997, 1996 and 1995 for services in all capacities to the Company of the Chairman of the Board and each of the other four most highly compensated executive officers of the Company at December 31, 1997 (collectively, the "Named Officers"). More specific information regarding compensation is provided in the notes accompanying the tables.

                           SUMMARY COMPENSATION TABLE

     The following table reflects total compensation paid during 1997, 1996 and 1995, for services in all capacities by the Company to the Chairman and each of the other four most highly compensated executive officers of the Company during 1997 (the "Named Officers").

                                                                                        LONG TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                                                  ---------------------
                                             ANNUAL COMPENSATION (IN THOUSANDS)        SECURITIES
                                             ----------------------------------        UNDERLYING
                 NAME AND                                         OTHER ANNUAL        OPTIONS/SARS
            PRINCIPAL POSITION               YEAR    SALARY($)       BONUSES         COMPENSATION($)
            ------------------               ----    ---------       -------         ---------------
                                                                                  (THOUSANDS OF SHARES)
Leon D. Harris.............................  1997       225            25           --            312(1)
  Chairman & Chief Executive Officer         1996        --            --           --             --
                                             1995        --            --           --             --
John W. Ryba...............................  1997       104             3           --             --
  Senior Vice President & Chief Legal
     Officer                                 1996       104            --           --             --
                                             1995       104            --           --             --
William F. McLay...........................  1997       145             7           --             --
  Senior Vice President &                    1996       120            --           --             20
  Chief Operating Officer(2)                 1995       120            --           --             20
H. Richard Howie...........................  1997       123            --           --             --
  Chief Financial Officer & Treasurer(2)     1996       120            --           --             36
                                             1995       120            --           --             --
Barry A. Logan.............................  1997       120            13           --             --
  President & General Manager                1996       108            22           --             10
  Sulcus Restaurant Division                 1995       114            --           --             --

---------------

(1) Additionally, options to purchase 50,000 shares were issued on November 13, 1996 to Mr. Harris under the 1991 Directors Plan.

(2) Employed by the Company until April 1998.

                       OPTION GRANTS IN FISCAL YEAR 1997

     The following table summarizes the aggregate amount of shares subject to stock options granted, for the period January 1, 1997, through December 31, 1997, to the Named Officers. No gain on these options will be realized by any of the Named Officers without an increase in the price of Common Stock from the date of grant, which will benefit all Shareholders proportionately. The number of shares granted and values thereof are in thousands, except for per share prices.

                               INDIVIDUAL GRANTS

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                NUMBER OF                                             ANNUAL RATES OF STOCK
                                SECURITIES   % OF TOTAL                               PRICE APPRECIATION FOR
                                UNDERLYING     OPTIONS                                  INDIVIDUAL OPTION
                                 OPTIONS/    GRANTED TO    EXERCISE OR                        GRANTS
                                   SARS       EMPLOYEES    BASE PRICE    EXPIRATION   ----------------------
             NAME                GRANTED       IN 1997      ($/SHARE)       DATE      5%($)(1)    10%($)(1)
             ----                -------       -------      ---------       ----      --------    ---------
Leon D. Harris................     250           30%         $1.6250      01/01/01      $ 88         $188
                                    50            6%         $1.6875      01/01/01      $ 18         $ 39
                                    12            1%         $2.0624      01/01/01      $  5         $ 12
                                   ---           --                                     ----         ----
                                   312           37%                                    $111         $239
John W. Ryba..................       1           --          $2.3125      01/01/01        --         $  1
William F. McLay..............       3           --          $2.3125      01/01/01      $  2         $  3
H. Richard Howie..............      --           --               --            --        --           --
Barry A. Logan................     102           12%         $1.6875      01/01/01      $ 37         $ 80
                                     6            1%         $2.3125      01/01/01      $  3         $  6
                                   ---           --                                     ----         ----
                                   108           13%                                    $ 40         $ 86

---------------

(1) The calculations of potential realizable values are based on theoretical and arbitrary rates of appreciation in the price of Common Stock from the date of grant of five and ten percent for the option terms, are mandated by the rules of the United States Securities and Exchange Commission and may or may not accurately reflect or predict the actual values of the stock options.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning the net value realized on the exercise of stock options in 1997 by each of the Named Officers as of December 31, 1997.

                                                                             NUMBER OF
                                                                            SECURITIES         VALUE OF
                                                                            UNDERLYING       UNEXERCISED
                                                                            UNEXERCISED      IN-THE-MONEY
                                                                            OPTIONS AT        OPTIONS AT
                                                                             12/31/97       12/31/97($)(1)
                                                                             --------       --------------
                                      SHARES ACQUIRED    VALUE REALIZED    EXERCISABLE/      EXERCISABLE/
                NAME                    ON EXERCISE           ($)          UNEXERCISABLE    UNEXERCISABLE
                ----                    -----------           ---          -------------    -------------
Leon D. Harris......................         0                 0              60/252           $74/$307
John W. Ryba........................         0                 0               120/1           $ 120/$1
William F. McLay....................         0                 0               68/35           $ 36/$24
H. Richard Howie....................         0                 0               14/22           $   6/$9
Barry A. Logan......................         0                 0               34/87           $35/$100

---------------

(1) The value of unexercised, in-the-money options is the difference between the exercise price and the fair market value of Company Common Stock at December 31, 1997, which was $2.8750.

EMPLOYMENT ARRANGEMENTS

     In March 1997, Leon Harris was elected as the Company's Chief Executive Officer. Mr. Harris has entered into an employment agreement with the Company providing for an annual salary of $225,000. Commencing on August 11, 1997, the Board of Directors authorized an increase of Mr. Harris' annual base salary to $300,000 and the term of his agreement was extended from three years to a total of five years. Mr. Harris is entitled to receive annual bonuses (ranging from 3% to 5% of the annual after-tax earnings as of December 31) in each year of his employment, commencing in 1997, subject to certain limitations, payable one-half in cash and one-half in stock options. These bonus options vest one-half on the date of grant and one-half one year later. Mr. Harris also was granted an option to purchase 250,000 shares of the Company's Common Stock at $1.625 per share vesting over five years at 20 percent per year beginning March 4, 1997. On August 11, 1997, Mr. Harris was granted options to purchase 50,000 shares of the Common Stock at $1.6875 per share. Under the terms of his employment agreement, Mr. Harris may retain all options granted and all other rights for two years if his employment is terminated without cause.

     The Company's employment agreements impose non-competition and confidentiality obligations and provide for the assignment to the Company of all rights to any technology developed by the executive during the term of his employment.

     On October 13, 1997, the Company entered into change in control severance agreements with certain of its executive officers (the "Change in Control Agreements"), including each of the Named Officers. Each of the Change in Control Agreements provides that, in the event of termination of the Named Officer's employment by the Company other than for cause, or upon the Named Officer's resignation for Good Reason (each of which terms is defined in the Change in Control Agreements), within 24 months immediately following a change in control of the Company (as defined below) the Named Officer shall receive the following benefits from the Company: (i) 300% of the sum of (A) his current base salary, (B) the highest annual bonus paid to him in the prior two (2) completed fiscal years, and (C) the target bonus he would receive for the year in which the change in control occurs; (ii) cash payments in lieu of rights under any incentive compensation or bonus plans, outstanding stock options, and one (1) year of additional accrued benefits under the Company's health and medical plans; and (iii) additional life and health insurance benefits and outplacement services for a period of one (1) year.

     A "change in control" under the Change in Control Agreements is deemed to occur if: (i) any person becomes the owner of 10% of the Company's voting securities; (ii) during any one (1) year period the majority of the members of the Board of Directors changes without the approval of two-thirds of the directors; (iii) the Company's Shareholders approve a merger or consolidation with another company in which the Company's voting securities do not continue to represent at least 80% of the surviving entity (except in the case of certain recapitalizations of the Company); or (iv) the Company's Shareholders approve a plan of complete liquidation, sale or disposition of all or substantially all of the Company's assets.

     On February 24, 1997, Mr. Jeffrey Ratner, the former Chairman of the Company, gave notice to the Company of termination of his employment agreement. Termination provisions of his employment agreement resulted in a severance obligation of the Company, although the parties disputed the amounts due. In May 1997, the Company and Mr. Ratner entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement") pursuant to which, among other things, the Company agreed to (i) pay to Mr. Ratner the sum of $1,225,000 plus interest at the rate of 5% per annum, in 84 equal semi-monthly installments of $15,911.72, which payments commenced effective as of March 1, 1997; (ii) provide Mr. Ratner with family health and life insurance benefits until April 1, 2000; and (iii) reimburse Mr. Ratner for reasonable legal fees associated with the termination of his employment, not in excess of $50,000. Under the Settlement Agreement, Mr. Ratner agrees generally not to compete, through ownership control or employment, with the Company for a period of three years.

REPORT ON EXECUTIVE COMPENSATION

     Compensation of Executive Officers. The salaries paid during 1997 to the Company's executive officers were either (i) approved or ratified by the Board of Directors of the Company or (ii) fixed pursuant to employment agreements approved by the Board of Directors. See "EXECUTIVE COMPENSATION--Employ-ment Arrangements." The Board of Directors' approvals were based upon various subjective factors such as the executive officer's responsibilities, position, qualifications, individual performance and years of experience. In no such case did the Board of Directors undertake a formal survey or analysis of compensation paid by other companies.

     Certain executive officers received stock options during 1997 under the Company's Amended 1991 Incentive Stock Option Plan for Officers and Other Key Employees (the "Amended 1991 Stock Option Plan"). Options under the Amended 1991 Stock Option Plan are either awarded by the Stock Option Committee of the Board of Directors, whose members are Outside Directors, or are fixed by employment agreements approved by the Board of Directors. The Stock Option Committee awarded options under the Amended 1991 Stock Option Plan in 1997 based upon the terms of employment agreements or upon various subjective factors such as the executive officer's responsibilities, individual performance and anticipated contribution to the Company's performance. The Stock Option Committee neither undertook a formal survey or analysis of options awarded by other companies nor, except to the extent provided for in employment agreements, established numerical targets or goals in determining these option awards.

     Deductibility of Compensation. Effective January 1, 1994, the Internal Revenue Service under Section 162(m) of the Internal Revenue Code will generally deny the deduction of compensation paid to executives to the extent such compensation exceeds $1 million per executive per year, subject to an exception for compensation that meets certain "performance-based" requirements. Whether the Section 162(m) limitation with respect to an executive will be exceeded and whether the Company's tax deductions for compensation paid in excess of the $1 million limit will be denied will depend upon the resolution of various factual and legal issues that cannot be resolved at this time. As to options granted under the Amended 1991 Stock Option Plan, the Stock Option Committee intends to comply to the extent practicable with the rules governing the Section 162(m) limitations so that compensation attributable to such options will not be subject to limitation under such rules. As to other compensation, while it is not expected that compensation to executives of the Company will exceed the
Section 162(m) limitation in the foreseeable future (and no officer of the Company received compensation in 1997 which resulted in the non-deductibility of such compensation to the Company under Section 162(m)), various relevant considerations will be reviewed from time to time, taking into account the interests of the Company and its Shareholders, in determining whether to endeavor to cause such compensation to be exempt from the Section 162(m) limitation.

     Submission of Report. This Report on Executive Compensation is submitted by the members of the Compensation Committee, Robert D. Gries, David H. Adler and Christine Hughes.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following persons participated in compensation decisions made during 1997: Robert D. Gries and David H. Adler. There are no interlocking relationships, as defined in the regulations of the Securities and Exchange Commission, involving either of these individuals.

PERFORMANCE INFORMATION

     Set forth below in tabular form is a comparison of the total Shareholder return (annual change in share price plus dividends paid, assuming reinvestment of dividends when paid) assuming an investment of $100 on the starting date for the period shown for the Company, the S & P 500 Index (a broad equity market index which includes the stock of companies traded on the American Stock Exchange) and the S & P Computer Software and Services Index (an index of manufacturers and distributors of and service providers for computer software and software systems). The return shown is based on the percentage change from December 31, 1992 through December 31, 1997.

                                                       Sulcus                             Computer
               Measurement Period                   Hospitality         S&P 500       (Software&SVC)-
             (Fiscal Year Covered)                    Tech CP            Index               50
Dec 92                                                100.00            100.00            100.00
Dec 93                                                 81.58            110.08            127.63
Dec 94                                                 26.32            111.53            150.87
Dec 95                                                 22.37            153.45            212.02
Dec 96                                                 21.71            188.68            329.61
Dec 97                                                 30.26            251.63            459.15

                               SECURITY OWNERSHIP

     As of October 13, 1998, there were 17,084,150 shares of Common Stock issued and outstanding. The following table sets forth the number and percentage of the shares of Common Stock known by management of the Company to be beneficially owned as of October 13, 1998, by (i) all Shareholders who own 5% or more of the Company's Common Stock, (ii) all directors of the Company, (iii) each current or former executive officer included in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. Unless stated otherwise, each person so named exercises sole voting and investment power as to the shares of Common Stock so indicated.

                                                            NUMBER OF SHARES     PERCENTAGE
         DIRECTORS, OFFICERS AND 5% SHAREHOLDERS           BENEFICIALLY OWNED     OF CLASS
         ---------------------------------------           ------------------    ----------
Leon D. Harris...........................................       250,661(1)          1.5%
Robert D. Gries..........................................       196,667(2)          1.2%
David H. Adler...........................................        96,417(3)            *
David W. Berkus..........................................       125,634(4)            *
Christine Hughes.........................................        51,667(5)            *
Michael Wager............................................        28,000(6)            *
John W. Ryba.............................................       102,500(7)            *
William F. McLay.........................................        18,175(8)            *
H. Richard Howie.........................................         1,000(9)            *
Barry A. Logan...........................................        58,600(10)           *
All directors and executive officers as a group (10
  persons)...............................................       929,321             5.4%

---------------

(1) Includes 32,100 shares currently owned of record and 218,561 shares subject to a currently exercisable option.**

(2) Includes 145,000 shares owned of record and 51,667 shares subject to a currently exercisable option.**

(3) Includes 6,000 shares owned of record and 90,417 shares subject to a currently exercisable option.**

(4) Includes 38,952 shares of restricted Common Stock and 35,015 shares of Common Stock held in the name of The Berkus Trust and 51,667 shares subject to a currently exercisable option.**

(5)  Includes 51,667 shares subject to a currently exercisable option.**

(6) Includes 3,000 shares currently owned of record and 25,000 shares subject to a currently exercisable option.**

(7) Includes 240 shares owned of record and 88,260 shares subject to a currently exercisable option.**

(8) Includes 18,175 shares currently owned of record. Mr. McLay left the Company in April 1998 and all options expired as of October 6, 1998.

(9) Includes 1,000 shares currently owned of record. Mr. Howie left the Company in April 1998 and all options expired as of October 6, 1998.

(10) Includes 900 shares currently owned of record and 57,700 shares subject to a currently exercisable option.**

 *  Less than 1% issued and outstanding.

** A currently exercisable option is one which is exercisable within 60 days from the date hereof.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and holders of greater than 10% of the Common Stock are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors and officers were complied with, except that Mr. Gries once filed his Form 4 two days late and on another occasion filed his Form 4 one day late, and Ms. Hughes filed her Form 3 two days late.

     Based on the Company's records and because the Company has not received copies of, and is not aware of, any statements filed with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Exchange Act, the Company believes that it did not have any greater than 10% beneficial owners at any time during fiscal 1997.

                              CERTAIN TRANSACTIONS

     Mr. Leon Harris, Chief Executive Officer and Director of the Company was the President and owner of Physalia Corporation until March 3, 1997. In April 1996, Physalia Corporation entered into a management contract with Radix Systems, Inc., a subsidiary of the Company, to provide management and operating services related to document conversion activities. The contract provided for the payment by Radix of a set monthly fee, variable commissions calculated as a percent of Radix' gross sales, bonus and reimbursement of out-of-pocket expenses. During the year ended December 31, 1997, payments of $32,000 were made to Physalia. In accordance with its terms, the contract terminated on March 31, 1997.

     The Company leases office space in Greensburg, Pennsylvania from a trust established by the Company's former Chairman. The leases commenced on various dates from March 1, 1983 and expire on various dates through September 30, 2001. Rent expense under these agreements was $228,000, $234,000, and $225,000 for the years ended December 31, 1997, 1996, and 1995, respectively. As of December 31, 1997, the future annual rental commitments under these leases are $180,000 in 1998, $104,000 in 1999, $96,000 in 2000, and $75,000 in 2001.

     In February 1995, Mr. David W. Berkus, a director of the Company, entered into a consulting agreement with the Company pursuant to which he provides services to the Company primarily focused on the activities and communications between the Company and its subsidiary, Sulcus Hospitality Group, Inc. Mr. Berkus' compensation under the agreement is $6,500 per month, comprised of cash and Common Stock, plus actual and reasonable expenses. The number of shares of Common Stock is determined monthly by dividing one-third of the monthly compensation by the closing price on the first trading day of each successive month, ignoring fractional shares. The consulting agreement also provides Mr. Berkus with limited registration rights in connection with the issuance of these shares. In connection with the consulting agreement, Mr. Berkus also entered into a confidentiality agreement with the Company, as well as a non-competition clause contained in the consulting agreement.

     Mr. Michael Wager, a director of the Company and the son-in-law of Mr. Robert Gries, is a partner in the law firm of Benesch, Friedlander, Coplan & Aronoff LLP, which is the Company's principal outside counsel.

                    OTHER MATTERS TO COME BEFORE THE MEETING

     No other matters are intended to be brought before the meeting by the Company, nor does the Company know of any matters to be brought before the meeting by others. If other matters properly come before the meeting, the persons named in the proxy will vote the shares represented therein in accordance with the judgment of management on any such matters.

                             SHAREHOLDER PROPOSALS

     Any Shareholder of the Company wishing to submit a proposal for action at the Company's Annual Meeting of Shareholders to be held in 1999 and desiring the proposal to be considered for inclusion in the Company's proxy material relating thereto must provide a written copy of the proposal to the management of the Company at its principal executive office not later than July 1, 1999, and must otherwise comply with the rules of the Securities and Exchange Commission relating to shareholder proposals. If the Company does not receive notice of the Shareholder proposal prior to September 14, 1999, the person named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such shareholder proposal.

     UPON WRITTEN REQUEST TO THE COMPANY BY ANY SHAREHOLDER WHOSE PROXY IS SOLICITED HEREBY, THE COMPANY WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-K/A NO. 1 FOR THE YEAR ENDED DECEMBER 31, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES THERETO, WITHOUT CHARGE TO THE SHAREHOLDER REQUESTING THE SAME. REQUESTS SHOULD BE DIRECTED TO THE ATTENTION OF JOHN W. RYBA, SECRETARY, AT 41 NORTH MAIN STREET, GREENSBURG, PENNSYLVANIA 15601.

                                          By Order of the Board of Directors,

                                          JOHN W. RYBA, Secretary

                     SULCUS HOSPITALITY TECHNOLOGIES CORP.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 1, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    OF SULCUS HOSPITALITY TECHNOLOGIES CORP.
                              41 NORTH MAIN STREET
                         GREENSBURG, PENNSYLVANIA 15601

     The undersigned hereby appoints Leon D. Harns and John W. Ryba, as proxy or proxies of the undersigned, with full power of substitution and resubstitution, to represent the undersigned and to vote all of the shares of the Common Stock of Sulcus Hospitality Technologies Corp. ("Sulcus"), which the undersigned is entitled in any capacity to vote if personally present at the Annual Meeting of Shareholders of Sulcus to be held at the Westin William Penn Hotel, 630 William Penn Plaza, Pittsburgh, Pennsylvania on December 1, 1998, at 10:00 a.m. local time, and at any and all adjournments or postponements thereof, with respect to all the matters set forth in the Proxy Statement dated October 30, 1998, and all supplements and amendments thereto and, in their discretion, upon all matters incidental to the conduct of the Annual Meeting and all matters presented at the meeting but which, are not known to the Board of Directors at the time of solicitation of this proxy. The undersigned hereby revokes any proxy or proxies heretofore given by the undersigned to vote at said meeting or any adjournment thereof.

     Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and at the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting of Shareholders. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS AND IN ACCORDANCE WITH THE JUDGMENT OF MANAGEMENT AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the Proxy Statement (with all enclosures and attachments) dated October 30, 1998, relating to the Annual Meeting. Please mark, sign date and return this proxy in the enclosed postage prepaid envelope as soon as possible, even if you plan to attend the Annual Meeting.

[ ]  I Plan to attend the Annual Meeting

                   (Continued, and to be signed and dated, on other side)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                     SULCUS HOSPITALITY TECHNOLOGIES CORP.

                                DECEMBER 1, 1998

                 Please Detach and Mail in the Envelope Provided

A [X] Please mark your
      votes as in this
      example.

                              WITHHOLD AUTHORITY
               FOR ALL              TO VOTE
              NOMINEES         FOR ALL NOMINEES
          LISTED AT RIGHT       LISTED AT RIGHT                                                               FOR  AGAINST  ABSTAIN

1. PROPOSAL                                     NOMINEES:  DAVID H. ADLER     2. PROPOSAL TO RATIFY THE
   TO ELECT    [   ]                [    ]                 MICHAEL WAGER         APPOINTMENT OF CROWE,       [  ]    [  ]    [  ]
   NOMINEES                                                                      CHIZEK AND COMPANY AS
   SET FORTH TO THE BOARD OF DIRECTORS.                                          INDEPENDENT AUDITORS.

(Instructions to withhold authority to vote for any individual nominee, write the nominee's name in the space below.)


----------------------------------------------------







Signature(s):                                                                                       Date:              , 1998
             --------------------------------------------------------------------------------------      --------------

NOTE: Please sign this proxy exactly as your name appears above. Joint owners should each sign. Attorneys, administrators, trustees, guardians and other signing in a representative capacity should indicate this capacity. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity.